AXP(R)
  Large Cap
        Equity
           Fund

                                                                   Annual Report
                                                            for the Period Ended
                                                                   July 31, 2005

AXP Large Cap Equity Fund
seeks to provide shareholders
with long-term growth of capital.

(This annual report is intended only for the information of shareholders or those who have received the offering prospectus of the Fund, which contains information about the Fund's objective, investment strategy, risks, sales charges, fees and other matters of interest. Please read the prospectus carefully before you invest or send money.)

Table of Contents

Fund Snapshot                              3

Performance Summary                        4

Questions & Answers
   with Portfolio Management               5

The Fund's Long-term Performance           8

Investments in Securities                 10

Financial Statements                      16

Notes to Financial Statements             19

Report of Independent Registered
   Public Accounting Firm                 32

Federal Income Tax Information            33

Fund Expenses Example                     35

Board Members and Officers                37

Approval of Investment Management
   Services Agreement                     40

Proxy Voting                              41

[DALBAR LOGO]

American Express(R) Funds' reports to shareholders have been awarded the Communications Seal from Dalbar Inc., an independent financial services research firm. The Seal recognizes communications demonstrating a level of excellence in the industry.

CORPORATE REORGANIZATION

On Feb. 1, 2005, American Express Company (American Express) announced plans to pursue a spin off of Ameriprise Financial, Inc. (Ameriprise Financial) (formerly American Express Financial Corporation) to American Express shareholders. The separation from American Express is expected to be completed on Sept. 30, 2005. After the separation from American Express, Ameriprise Financial will no longer be affiliated with American Express.

Ameriprise Financial provides administrative services to the Fund and, through Sept. 30, 2005, investment management services to the Fund. Effective Oct. 1, 2005, RiverSource Investments, LLC, a wholly owned subsidiary of Ameriprise Financial, will provide investment management services to the Fund. In addition, Ameriprise Financial is the parent company of the Fund's distributor, Ameriprise Financial Services, Inc. (formerly American Express Financial Advisors Inc.); the Fund's transfer agent, RiverSource Service Corporation (formerly American Express Client Service Corporation); and the Fund's custodian, Ameriprise Trust Company (formerly American Express Trust Company).

Effective Oct. 1, 2005, the Fund will change its name such that it no longer bears the American Express brand and instead will bear the RiverSource(SM) brand. Information regarding the new name of the Fund and other changes will be separately communicated to shareholders.

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2 -- AXP LARGE CAP EQUITY FUND -- 2005 ANNUAL REPORT

Fund Snapshot
        AT JULY 31, 2005

PORTFOLIO MANAGERS

Portfolio managers                        Since       Years in industry
Robert Ewing                              1/05               16
Nick Thakore                              1/05               11

FUND OBJECTIVE

The Fund seeks to provide shareholders with long-term growth of capital.

Inception dates by class
A: 3/28/02    B: 3/28/02   C: 3/28/02   I: 3/4/04    Y: 3/28/02

Ticker symbols by class
A: ALEAX      B: ALEBX     C: ARQCX     I: --        Y: ALEYX

Total net assets                                         $1.553 billion

Number of holdings                                                  293

STYLE MATRIX

Shading within the style matrix indicates areas in which the Fund generally invests.

         STYLE
VALUE    BLEND   GROWTH
           X               LARGE
                           MEDIUM   SIZE
                           SMALL

SECTOR COMPOSITION

Percentage of portfolio assets

[PIE CHART]

Financials 20.9%
Information Technology 13.7%
Health Care 11.9%
Consumer Discretionary 10.4%
Telecommunication Services 10.2%
Consumer Staples 8.6%
Industrials 7.3%
Energy 7.1%
Short-Term Securities* 5.6%
Materials 2.6%
Utilities 1.7%

* Of the 5.6%, 2.1% is due to security lending activity and 3.5% is the Fund's cash equivalent position.

TOP TEN HOLDINGS

Percentage of portfolio assets

Sprint
(Diversified Telecommunication Services)                           4.5%
NTL (Media)                                                        3.0
Exxon Mobil (Oil & Gas)                                            2.2
Pfizer (Pharmaceuticals)                                           1.9
Bank of America (Commercial Banks)                                 1.7
American Intl Group (Insurance)                                    1.7
Nextel Communications Cl A
(Wireless Telecommunication Services)                              1.7
Citigroup (Diversified Financial Services)                         1.6
Dell (Computers & Peripherals)                                     1.4
Altria Group (Tobacco)                                             1.3

For further detail about these holdings, please refer to the section entitled "Investments in Securities."

The Global Industry Classification Standard (GICS) was developed by and is the exclusive property of Morgan Stanley Capital International Inc. and Standard & Poor's, a division of The McGraw-Hill Companies, Inc.

Fund holdings are subject to change.

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3 -- AXP LARGE CAP EQUITY FUND -- 2005 ANNUAL REPORT

Performance Summary

[BAR CHART]

                             PERFORMANCE COMPARISON
                        For the year ended July 31, 2005

                +13.99%            +16.20%             +12.56%

+13.99% = AXP Large Cap Equity Fund Class A (excluding sales charge) +16.20% = Russell 1000(R) Index (unmanaged)
+12.56% = Lipper Large-Cap Core Funds Index

(see "The Fund`s Long-term Performance" for Index descriptions) The performance information shown represents past performance and is not a guarantee of future results. The investment return and principal value of your investment will fluctuate so that your shares, when redeemed, may be worth more or less than their original cost. Current performance may be lower or higher than the performance information shown. You may obtain performance information current to the most recent month-end by calling (800) 862-7919 or visiting www.riversource.com/investments.

The 5.75% sales charge applicable to Class A shares of the Fund is not reflected in the bar chart. If reflected, returns would be lower than those shown. The performance of other classes may vary from that shown because of differences in expenses.

The indices do not reflect the effects of sales charges, expenses (excluding Lipper) and taxes.

AVERAGE ANNUAL TOTAL RETURNS
                                  Class A               Class B                Class C            Class I          Class Y
(Inception dates)                (3/28/02)             (3/28/02)              (3/28/02)          (3/4/04)         (3/28/02)
                                                             After                   After
                            NAV(1)    POP(2)      NAV(1)    CDSC(3)       NAV(1)    CDSC(4)       NAV(5)          NAV(6)
at July 31, 2005
1 year                     +13.99%    +7.44%     +13.09%    +8.09%       +13.06%   +12.06%       +14.64%         +14.06%
3 years                    +10.37%    +8.22%      +9.58%    +8.46%        +9.56%    +9.56%          N/A          +10.57%
Since inception             +3.12%    +1.30%      +2.30%    +1.44%        +2.35%    +2.35%        +5.73%          +3.28%

at June 30, 2005
1 year                      +5.72%    -0.36%      +4.94%    -0.06%        +4.93%    +3.93%        +6.38%          +6.02%
3 years                     +7.18%    +5.09%      +6.44%    +5.25%        +6.43%    +6.43%          N/A           +7.44%
Since inception             +2.35%    +0.50%      +1.56%    +0.66%        +1.62%    +1.62%        +3.99%          +2.57%

(1)  Excluding sales charge.

(2)  Returns at public offering price (POP) reflect a sales charge of 5.75%.

(3) Returns at maximum contingent deferred sales charge (CDSC). CDSC applies as follows: first year 5%; second and third year 4%; fourth year 3%; fifth year 2%; sixth year 1%; no sales charge thereafter.

(4)  1% CDSC applies to redemptions made within the first year of purchase.

(5) Sales charge is not applicable to these shares. Shares available to eligible investors only, currently limited to AXP Portfolio Builder Funds, six affiliated funds-of-funds.

(6) Sales charge is not applicable to these shares. Shares available to institutional investors only.

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4 -- AXP LARGE CAP EQUITY FUND -- 2005 ANNUAL REPORT

Questions & Answers
                WITH PORTFOLIO MANAGEMENT

AXP Large Cap Equity Fund's Class A shares advanced 13.99%, excluding sales charge, for the 12 months ended July 31, 2005. The Fund underperformed its benchmark, the Russell 1000 Index (Russell Index), which increased 16.20% during the period. The Fund's peer group, the Lipper Large-Cap Core Funds Index, gained 12.56% during the same time frame.

On Oct. 1, 2004, Robert Ewing and Nick Thakore began managing the Fund on a temporary basis for Doug Chase, the Fund's portfolio manager, who took a leave of absence. Mr. Chase subsequently decided to leave on Jan. 3, 2005. Mr.
Ewing and Mr. Thakore were named portfolio managers of the Fund. Together they manage the Fund in conjunction with a team of equity analysts. Below, Mr.
Ewing and Mr. Thakore discuss the Fund's results and positioning for the annual period ended July 31, 2005.

Q:  What factors most significantly affected performance for the period?

A: During the 12-month period, stock selection and sector allocation detracted from performance relative to the Russell Index. Stock selection within the information technology and telecommunications sectors helped Fund performance. However, selection within the financials and consumer discretionary sectors detracted from performance.

    In terms of sector allocation, the industrial sector did not perform well and as a result, our smaller position helped performance. The Fund's cash position detracted from performance, as holding cash during the period when the market was up meant losing out on opportunities in the market for positive returns. In addition, the Fund's large exposure to the health care sector hurt performance.

    Three of the largest contributors to Fund performance during the period were Sprint, cell phone maker Nokia and Medco Health Solutions, a health services company. The Fund's smaller position in Home Depot detracted from performance during the period as did our smaller position in computer company Apple, which had strong performance throughout the year. Finally, our larger position in financial company Fannie Mae hurt performance as the stock struggled throughout the period.

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5 -- AXP LARGE CAP EQUITY FUND -- 2005 ANNUAL REPORT

Questions & Answers

[BEGIN CALLOUT QUOTE] > In terms of sector allocation, the industrial sector did not perform well and as a result, our smaller position helped performance.
[END CALLOUT QUOTE]

Q: What changes did you make to the portfolio and how is it currently positioned?

A: The annual period encompassed our interim management period and the subsequent naming as portfolio managers. In January 2005, we began implementing our current three-sided investment process in which we each manage approximately one-third of the Fund's assets while our equity analyst team selects stocks for the remaining one-third of the Fund.

    Regarding sector allocation, we lowered our exposure to the health care sector the most throughout the 12-month period. We sold some holdings in the consumer staples area and in industrials, where we believe we are late in the economic expansion and do not think it is prudent to have large positions in the sector. Finally, we added positions to the telecommunications services, utilities and consumer discretionary sectors.

Q:  How do you plan to manage the Fund in the coming months?

A: We are somewhat cautious given that this is the fourth year of economic expansion. Though we believe the economy will continue to grow, we think its growth rate will noticeably decelerate. In the context of this economic outlook and what we consider to be high equity valuations, we think it is appropriate to be careful.

    Although this Fund essentially uses a fundamentally driven, bottom-up strategy, we realize how important it is to be cognizant of market trends and potential risks. We continue to have a more cautious stance, emphasizing higher quality stocks over lower quality stocks that have high amounts of leverage or exhibit volatile earnings.

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6 -- AXP LARGE CAP EQUITY FUND -- 2005 ANNUAL REPORT

Questions & Answers

[BEGIN CALLOUT QUOTE] > We are focusing on larger stocks because they tend to be more stable companies and have been more attractively valued than mid-cap and small-cap stocks. [END CALLOUT QUOTE]

    One of the portfolio's current themes is increasing the average market cap for the Fund's holdings. We are focusing on larger stocks because they tend to be more stable companies and have been more attractively valued than mid-cap and small-cap stocks. The Fund is designed and set up currently for more stability and is positioned to benefit from any upcoming periods of notable growth.

    We continue to see benefits from our three-sided approach to managing this Fund. We oversee all three segments to monitor overall sector weightings and individual stock positions. We believe that our strategy, which taps opportunities across multiple sectors and investment styles, will be instrumental to the Fund's results in the current market environment.

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7 -- AXP LARGE CAP EQUITY FUND -- 2005 ANNUAL REPORT

The Fund's Long-term Performance

The chart on the facing page illustrates the total value of an assumed $10,000 investment in AXP Large Cap Equity Fund Class A shares (from 4/1/02 to 7/31/05) as compared to the performance of two widely cited performance indices, the Russell 1000(R) Index and the Lipper Large-Cap Core Funds Index. In comparing the Fund's Class A shares to these indices, you should take into account the fact that the Fund's performance reflects the maximum sales charge of 5.75%, while such charges are not reflected in the performance of the indices. Returns for the Fund include the reinvestment of any distribution paid during each period.

The performance information shown represents past performance and is not a guarantee of future results. The investment return and principal value of your investment will fluctuate so that your shares, when redeemed, may be worth more or less than their original cost. Current performance may be lower or higher than the performance information shown. You may obtain performance information current to the most recent month-end by calling (800) 862-7919 or visiting www.riversource.com/investments. Also see "Past Performance" in the Fund's current prospectus.

DISTRIBUTION SUMMARY

The table below details the Fund's income and capital gain distributions for the fiscal years shown. More information on the other classes can be found in the Financial Highlights section of this report's Notes to Financial Statements.

                                               Class A
                                    Short-term        Long-term
Fiscal year ended        Income    capital gains    capital gains     Total
July 31, 2005             $0.02         $ --          $0.01           $0.03
July 31, 2004                --         0.20           0.02            0.22
July 31, 2003                --           --             --              --
July 31, 2002(1)             --           --             --              --

(1) For the period from March 28, 2002 (when shares became publicly available) to July 31, 2002.

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8 -- AXP LARGE CAP EQUITY FUND -- 2005 ANNUAL REPORT

[LINE CHART]

                VALUE OF A HYPOTHETICAL $10,000 INVESTMENT IN AXP LARGE CAP EQUITY FUND

AXP Large Cap Equity Fund Class A (includes sales charge)         $ 9,425   $7,766   $8,546   $ 9,160   $10,441
Russell 1000(R) Index(1)                                          $10,000   $8,014   $8,911   $10,072   $11,704
Lipper Large-Cap Core Funds Index(2)                              $10,000   $8,108   $8,808   $ 9,690   $10,907
                                                                   4/1/02     7/02     7/03      7/04      7/05

COMPARATIVE RESULTS

Results at July 31, 2005                                                                       Since
                                                                       1 year    3 years    inception(3)
AXP Large Cap Equity Fund (includes sales charge)
Class A          Cumulative value of $10,000                          $10,744    $12,674      $10,441
                 Average annual total return                           +7.44%     +8.22%       +1.30%
Russell 1000(R) Index(1)
                 Cumulative value of $10,000                          $11,620    $14,606      $11,704
                 Average annual total return                          +16.20%    +13.46%       +4.83%
Lipper Large-Cap Core Funds Index(2)
                 Cumulative value of $10,000                          $11,256    $13,452      $10,907
                 Average annual total return                          +12.56%    +10.39%       +2.63%

Results for other share classes can be found on page 4.

(1) The Russell 1000(R) Index, an unmanaged index, measures the performance of the 1,000 largest companies in the Russell 3000 Index, and represents approximately 92% of the total market capitalization of the Russell 3000 Index.

(2) The Lipper Large-Cap Core Funds Index includes the 30 largest large-cap core funds tracked by Lipper Inc. The index's returns include net reinvested dividends.

(3) Fund data is from March 28, 2002. Russell 1000 Index and Lipper peer group data is from April 1, 2002.

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9 -- AXP LARGE CAP EQUITY FUND -- 2005 ANNUAL REPORT

Investments in Securities

AXP Large Cap Equity Fund

July 31, 2005

(Percentages represent value of investments compared to net assets)

Common Stocks (96.8%)
Issuer                                         Shares                 Value(a)

Aerospace & Defense (3.1%)
Boeing                                        132,630               $8,754,907
Empresa Brasileira de
  Aeronautica ADR                             119,302(c)             3,858,227
General Dynamics                               12,727                1,466,023
Goodrich                                      116,774                5,166,082
Honeywell Intl                                210,201                8,256,695
Lockheed Martin                               137,816                8,599,718
Northrop Grumman                               80,844                4,482,800
United Technologies                           158,889                8,055,672
Total                                                               48,640,124

Auto Components (0.1%)
Johnson Controls                                8,639                  496,224
Lear                                           11,436                  489,118
Total                                                                  985,342

Automobiles (0.2%)
Ford Motor                                     85,134                  914,339
General Motors                                 64,760(d)             2,384,463
Harley-Davidson                                13,137                  698,757
Total                                                                3,997,559

Beverages (1.0%)
Coca-Cola                                      18,776                  821,638
Coca-Cola Enterprises                          42,291                  993,839
PepsiCo                                       245,882               13,407,945
Total                                                               15,223,422

Biotechnology (1.5%)
Amgen                                         162,488(b)            12,958,418
Biogen Idec                                    68,514(b)             2,691,915
Genentech                                      65,830(b)             5,880,594
Gilead Sciences                                53,201(b)             2,383,937
Total                                                               23,914,864

Building Products (0.2%)
American Standard Companies                    27,504                1,217,877
Masco                                          44,839                1,520,491
Total                                                                2,738,368

Common Stocks (continued)
Issuer                                         Shares                 Value(a)

Capital Markets (2.8%)
Bank of New York                              107,433               $3,306,788
E*TRADE Financial                             107,034(b)             1,660,097
Franklin Resources                             74,301                6,005,007
Investors Financial Services                  207,410                7,139,052
Legg Mason                                     11,332                1,157,564
Lehman Brothers Holdings                       50,518                5,310,957
Merrill Lynch & Co                             52,867                3,107,522
Morgan Stanley                                191,367               10,152,019
National Financial Partners                    10,574                  478,474
Nomura Holdings                                97,200(c)             1,150,616
State Street                                   88,509                4,402,438
Total                                                               43,870,534

Chemicals (1.1%)
Dow Chemical                                  195,329                9,366,026
Eastman Chemical                               18,408                1,019,619
EI du Pont de Nemours & Co                     41,999                1,792,517
Lyondell Chemical                              46,581                1,301,473
Monsanto                                       54,927                3,700,432
RPM Intl                                       27,333                  512,494
Total                                                               17,692,561

Commercial Banks (4.3%)
Bank of America                               632,640               27,583,104
Commerce Bancorp                              108,171(d)             3,670,242
Fifth Third Bancorp                            26,291                1,133,142
ICICI Bank ADR                                 38,269(c)             1,010,684
PNC Financial Services Group                   82,245                4,508,671
Regions Financial                              23,288                  783,408
US Bancorp                                    160,442                4,822,887
Wachovia                                      199,329               10,042,195
Wells Fargo & Co                              230,404               14,132,981
Western Alliance Bancorp                          304(b)                 9,394
Total                                                               67,696,708

Commercial Services & Supplies (1.1%)
Avery Dennison                                 20,285                1,149,551
Career Education                               15,200(b)               589,608
Cendant                                       693,946               14,822,687
Total                                                               16,561,846

See accompanying notes to investments in securities.

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10 -- AXP LARGE CAP EQUITY FUND -- 2005 ANNUAL REPORT

Issuer                                         Shares                 Value(a)

Communications Equipment (2.6%)
CIENA                                         658,925(b)            $1,475,992
Cisco Systems                                 606,218(b)            11,609,075
Corning                                        94,665(b)             1,803,368
Motorola                                      291,050                6,164,439
Nokia ADR                                   1,064,288(c)            16,975,394
QUALCOMM                                       55,709                2,199,948
Total                                                               40,228,216

Computers & Peripherals (3.7%)
Brocade Communications Systems                330,190(b)             1,479,251
Dell                                          543,394(b)            21,991,156
EMC                                           626,589(b)             8,578,003
Hewlett-Packard                               519,650               12,793,783
Intl Business Machines                        151,477               12,642,270
Total                                                               57,484,463

Consumer Finance (0.9%)
Capital One Financial                          98,291                8,109,007
First Marblehead                               41,434(b)             1,439,832
MBNA                                          185,929                4,677,974
Total                                                               14,226,813

Containers & Packaging (0.1%)
Temple-Inland                                  57,494                2,287,686

Distributors (--%)
Genuine Parts                                   8,142                  372,822

Diversified Financial Services (6.8%)
Citigroup                                     595,194               25,890,939
Consumer Discretionary Select
  Sector SPDR Fund                            148,564                5,149,228
Energy Select Sector SPDR Fund                285,008(d)            13,566,381
Health Care Select Sector
  SPDR Fund                                   276,173                8,762,969
Industrial Select Sector
  SPDR Fund                                   291,477(d)             8,898,793
iShares Dow Jones US
  Healthcare Sector Index Fund                141,848                8,916,565
JPMorgan Chase & Co                           414,710               14,572,909
Materials Select Sector
  SPDR Fund                                   332,618(d)             9,526,180
Utilities Select Sector
  SPDR Fund                                   348,316(d)            11,240,157
Total                                                              106,524,121

Common Stocks (continued)
Issuer                                         Shares                 Value(a)

Diversified Telecommunication Services (7.7%)
ALLTEL                                         93,518               $6,218,947
BellSouth                                     188,312                5,197,411
Citizens Communications                        39,163                  514,602
KT ADR                                         63,547(c)             1,406,931
MCI                                           138,857                3,543,631
SBC Communications                            581,756               14,223,934
Sprint                                      2,659,750               71,547,274
Telewest Global                               601,498(b,c)          13,437,465
Verizon Communications                        107,110                3,666,375
Total                                                              119,756,570

Electric Utilities (1.2%)
Entergy                                        42,775                3,333,884
Exelon                                        113,730                6,086,830
FPL Group                                      37,773                1,628,772
PPL                                            27,194                1,674,607
Southern                                      120,771                4,225,777
TXU                                             9,907                  858,342
Xcel Energy                                    49,501                  960,814
Total                                                               18,769,026

Electrical Equipment (0.1%)
Emerson Electric                               19,489                1,282,376

Electronic Equipment & Instruments (0.2%)
Flextronics Intl                              177,295(b,c)           2,400,575
Solectron                                     418,329(b)             1,606,383
Total                                                                4,006,958

Energy Equipment & Services (1.0%)
Cooper Cameron                                 18,622(b)             1,321,790
Halliburton                                    86,399                4,842,663
Schlumberger                                   48,563                4,066,666
Transocean                                     49,698(b)             2,804,458
Weatherford Intl                               31,022(b)             1,963,072
Total                                                               14,998,649

Food & Staples Retailing (1.2%)
CVS                                           121,638                3,774,427
Wal-Mart Stores                               291,079               14,364,749
Total                                                               18,139,176

Food Products (0.8%)
General Mills                                  50,591                2,398,013
Kellogg                                       235,450               10,668,240
Total                                                               13,066,253

See accompanying notes to investments in securities.

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11 -- AXP LARGE CAP EQUITY FUND -- 2005 ANNUAL REPORT

Issuer                                         Shares                 Value(a)

Gas Utilities (0.1%)
ONEOK                                          48,928               $1,710,034

Health Care Equipment & Supplies (1.6%)
Alcon                                           9,300(c)             1,065,315
Baxter Intl                                   189,390                7,437,346
Boston Scientific                              84,706(b)             2,452,239
Guidant                                        99,243                6,827,918
Hospira                                        40,635(b)             1,554,289
Medtronic                                     102,643                5,536,563
Total                                                               24,873,670

Health Care Providers & Services (2.8%)
Aetna                                          21,998                1,702,645
AmerisourceBergen                              16,474                1,182,668
Cardinal Health                               170,032               10,130,507
CIGNA                                          16,885                1,802,474
HCA                                           242,155               11,926,134
HealthSouth                                   196,272(b)             1,052,018
Magellan Health Services                       69,925(b)             2,504,714
McKesson                                       21,072                  948,240
Medco Health Solutions                         76,317(b)             3,696,795
UnitedHealth Group                            157,393                8,231,654
WellPoint                                       6,526(b)               461,649
Total                                                               43,639,498

Hotels, Restaurants & Leisure (0.2%)
Applebee's Intl                                64,208                1,702,154
GTECH Holdings                                 32,726                  980,471
Total                                                                2,682,625

Household Durables (0.4%)
Centex                                          5,650                  417,987
Fortune Brands                                  6,614                  625,354
Harman Intl Inds                                1,881                  161,672
Leggett & Platt                                21,366                  540,346
Pulte Homes                                     5,796                  542,622
Sony                                           53,100(c)             1,752,522
Tempur-Pedic Intl                             164,977(b)             2,839,254
Total                                                                6,879,757

Household Products (2.8%)
Colgate-Palmolive                              98,478                5,213,425
Procter & Gamble                              360,305               20,043,767
Spectrum Brands                               610,210(b)            18,916,510
Total                                                               44,173,702

Common Stocks (continued)
Issuer                                         Shares                 Value(a)

Industrial Conglomerates (2.5%)
3M                                             20,624               $1,546,800
General Electric                              578,112               19,944,864
Tyco Intl                                     554,264(c)            16,888,424
Total                                                               38,380,088

Insurance (3.7%)
ACE                                           243,468(c)            11,250,656
AFLAC                                          47,433                2,139,228
Allstate                                       20,165                1,235,308
American Intl Group                           455,744               27,435,789
Assurant                                       21,150                  781,493
Chubb                                          64,770                5,752,871
Endurance Specialty Holdings                   36,019(c)             1,404,741
First American                                 27,136                1,192,627
Hartford Financial Services Group              33,324                2,684,915
Montpelier Re Holdings                         12,101(c)               434,668
State Auto Financial                           77,788                2,446,433
United America Indemnity Cl A                   9,883(b,c)             181,155
Total                                                               56,939,884

Internet & Catalog Retail (0.3%)
eBay                                          115,102(b)             4,808,962

Internet Software & Services (0.8%)
Google Cl A                                    34,413(b)             9,902,685
Yahoo!                                         64,892(b)             2,163,499
Total                                                               12,066,184

IT Services (0.6%)
Accenture Cl A                                 65,124(b,c)           1,630,705
Affiliated Computer Services Cl A              65,566(b)             3,276,333
Automatic Data Processing                      21,183                  940,737
First Data                                      7,613                  313,199
Infosys Technologies ADR                        8,257(c)               587,733
Ness Technologies                              42,993(b,c)             429,930
Paychex                                        36,092                1,259,972
Satyam Computer Services ADR                   20,765(c)               593,464
Total                                                                9,032,073

Leisure Equipment & Products (0.1%)
Mattel                                         51,659                  963,440

Machinery (0.5%)
Caterpillar                                    62,655                3,377,731
Illinois Tool Works                            23,710                2,030,762
Ingersoll-Rand Cl A                            11,944(c)               933,662
ITT Inds                                        8,804                  936,746
Total                                                                7,278,901

See accompanying notes to investments in securities.

--------------------------------------------------------------------------------
12 -- AXP LARGE CAP EQUITY FUND -- 2005 ANNUAL REPORT

Issuer                                         Shares                 Value(a)

Media (6.9%)
Clear Channel Communications                   25,453                 $830,786
Comcast Cl A                                  339,366(b)            10,428,717
Comcast Special Cl A                          105,129(b)             3,153,870
EchoStar Communications Cl A                   32,363                  929,465
Gannett                                        12,256                  894,198
Liberty Global Cl A                            46,713(b)             2,216,065
Liberty Media Cl A                            482,881(b)             4,244,524
McGraw-Hill Companies                          17,243                  793,350
News Corp Cl A                                120,527                1,974,232
NTL                                           712,427(b)            47,469,011
Omnicom Group                                   8,406                  713,417
Reader's Digest Assn                           33,909                  550,682
Time Warner                                   361,370(b)             6,150,517
Tribune                                        72,919                2,661,544
Univision Communications Cl A                  14,712(b)               416,055
Viacom Cl B                                   231,973                7,768,776
Vivendi Universal ADR                         346,059(c)            10,997,755
Walt Disney                                   208,297                5,340,735
Total                                                              107,533,699

Metals & Mining (1.0%)
Alcan                                          31,738(c)             1,072,110
Alcoa                                          79,085                2,218,334
Barrick Gold                                    3,921(c)                96,065
Coeur d'Alene Mines                           804,721(b)             2,856,760
Glamis Gold                                    48,447(b,c)             846,369
Harmony Gold Mining ADR                        72,268(c)               592,598
Kinross Gold                                  111,924(b,c)             622,297
Newmont Mining                                168,531                6,328,338
PAN American Silver                             6,200(b,c)              98,270
Stillwater Mining                              48,183(b)               393,173
Total                                                               15,124,314

Multi-Utilities & Unregulated Power (0.5%)
Dominion Resources                             77,642                5,734,638
Duke Energy                                    43,153                1,274,740
Total                                                                7,009,378

Multiline Retail (1.2%)
Dollar General                                 30,530                  620,370
Federated Dept Stores                          39,067                2,964,013
JC Penney                                      83,224                4,672,195
Kohl's                                         96,668(b)             5,447,242
Target                                         98,138                5,765,608
Total                                                               19,469,428

Office Electronics (0.1%)
Xerox                                         103,982(b)             1,373,602

Common Stocks (continued)
Issuer                                         Shares                 Value(a)

Oil & Gas (6.3%)
Anadarko Petroleum                            108,326               $9,570,602
BP ADR                                         70,751(c)             4,661,076
Burlington Resources                           10,437                  669,116
Chevron                                       293,190               17,007,952
ConocoPhillips                                320,951               20,088,323
Devon Energy                                   38,197                2,142,470
Exxon Mobil                                   588,282               34,561,568
Marathon Oil                                   32,585                1,901,661
Newfield Exploration                           52,031(b)             2,210,797
Occidental Petroleum                           16,023                1,318,372
Royal Dutch Shell Cl A ADR                     21,960(b,c)           1,345,709
Valero Energy                                  24,935                2,064,119
Total                                                               97,541,765

Paper & Forest Products (0.4%)
Bowater                                        50,701                1,714,201
Intl Paper                                     75,200                2,376,320
Weyerhaeuser                                   24,409                1,683,733
Total                                                                5,774,254

Personal Products (1.6%)
Avon Products                                 189,783                6,207,802
Gillette                                      346,990               18,622,953
Total                                                               24,830,755

Pharmaceuticals (6.3%)
Abbott Laboratories                           156,775                7,310,418
AstraZeneca                                    19,021(c)               859,585
Bristol-Myers Squibb                          268,789                6,714,349
Eli Lilly & Co                                 51,687                2,911,012
GlaxoSmithKline ADR                            59,322(c)             2,814,236
IVAX                                              200(b)                 5,096
Johnson & Johnson                             281,978               18,035,313
Merck & Co                                    179,853                5,586,234
Novartis ADR                                  146,528(c)             7,137,379
Pfizer                                      1,128,684               29,910,125
Roche Holding                                  32,920(c)             4,464,695
Schering-Plough                               259,205                5,396,648
Wyeth                                         141,770                6,485,978
Total                                                               97,631,068

Real Estate Investment Trust (0.6%)
Apartment Investment
  & Management Cl A                            31,892                1,403,248
Equity Office Properties Trust                100,035                3,546,240
HomeBanc                                      360,044                3,261,999
Jer Investors Trust                            30,271(b)               559,408
Total                                                                8,770,895

See accompanying notes to investments in securities.

--------------------------------------------------------------------------------
13 -- AXP LARGE CAP EQUITY FUND -- 2005 ANNUAL REPORT

Issuer                                         Shares                 Value(a)

Road & Rail (0.1%)
Norfolk Southern                               24,962                 $928,836

Semiconductors & Semiconductor Equipment (3.5%)
Analog Devices                                 72,157                2,828,554
Applied Materials                              68,848                1,270,934
ASML Holding                                   31,984(b,c)             562,918
ATI Technologies                               42,191(b,c)             531,185
Broadcom Cl A                                 108,532(b)             4,641,914
Credence Systems                               69,912(b)               761,342
Cypress Semiconductor                         157,828(b)             2,266,410
Freescale Semiconductor Cl A                  292,496(b)             7,464,498
Freescale Semiconductor Cl B                  143,448(b)             3,693,786
Intel                                         719,479               19,526,660
Linear Technology                              47,007                1,826,692
Maxim Integrated Products                      15,453                  647,017
MEMC Electronic Materials                     104,056(b)             1,767,911
Texas Instruments                             228,088                7,244,075
Total                                                               55,033,896

Software (2.5%)
Adobe Systems                                   3,883                  115,092
Cadence Design Systems                        118,643(b)             1,908,966
Citrix Systems                                  4,510(b)               107,473
Compuware                                      19,746(b)               166,459
Electronic Arts                                39,090(b)             2,251,584
Macromedia                                     12,986(b)               521,388
Mercury Interactive                            64,752(b)             2,549,286
Microsoft                                     755,127               19,338,802
Novell                                         43,447(b)               264,158
Oracle                                        471,834(b)             6,407,506
Siebel Systems                                309,488                2,599,699
Symantec                                      147,649(b)             3,243,849
Total                                                               39,474,262

Specialty Retail (1.1%)
AutoZone                                        3,207(b)               312,490
Bed Bath & Beyond                              14,246(b)               653,891
Best Buy                                       29,035                2,224,081
Circuit City Stores                            12,197                  222,595
Gap                                            51,591                1,089,086
Home Depot                                    162,683                7,078,338
Lowe's Companies                               34,159                2,262,009
PETCO Animal Supplies                          61,558(b)             1,715,621
Staples                                        36,218                  824,684
Total                                                               16,382,795

Textiles, Apparel & Luxury Goods (0.1%)
Coach                                          14,525(b)               509,973
Nike Cl B                                      12,580                1,054,204
Total                                                                1,564,177

Common Stocks (continued)
Issuer                                         Shares                 Value(a)

Thrifts & Mortgage Finance (2.3%)
BankAtlantic Bancorp Cl A                      23,957                 $429,789
Countrywide Financial                         352,161               12,677,796
Fannie Mae                                    195,176               10,902,531
Freddie Mac                                   149,968                9,489,975
Washington Mutual                              36,843                1,565,091
Total                                                               35,065,182

Tobacco (1.4%)
Altria Group                                  320,988               21,493,356

Wireless Telecommunication Services (2.8%)
Hutchison Telecommunications
  Intl ADR                                    105,422(b,c)           1,796,391
Millicom Intl Cellular                         63,718(b,c)           1,353,370
NeuStar Cl A                                   19,532(b)               546,896
Nextel Communications Cl A                    778,974(b)            27,108,296
Orascom Telecom GDR                            93,426(c)             4,542,372
Turkcell Iletisim Hizmetleri ADR               83,247(c)             1,145,479
Vodafone Group ADR                            267,704(c)             6,914,794
Total                                                               43,407,598

Total Common Stocks
(Cost: $1,406,369,997)                                          $1,504,302,535

Short-Term Securities (5.8%)(e)
Issuer                 Effective               Amount                 Value(a)
                         yield               payable at
                                              maturity

U.S. Government Agency (1.0%)
Federal Home Loan Bank Disc Nt
  08-19-05                3.21%           $15,000,000(f)           $14,972,001

Commercial Paper (4.8%)
Chariot Funding LLC
  08-26-05                3.45             15,000,000               14,959,867
Citigroup Funding
  08-01-05                3.31             19,800,000               19,794,538
FCAR Owner Trust I
  08-04-05                3.27             10,000,000                9,994,550
Natl Australia Funding
  08-08-05                3.27             10,000,000(f)             9,990,917
Sheffield Receivables
  08-22-05                3.41             20,000,000(f)            19,954,666
Total                                                               74,694,538

Total Short-Term Securities
(Cost: $89,674,831)                                                $89,666,539

Total Investments in Securities
(Cost: $1,496,044,828)(g)                                       $1,593,969,074

See accompanying notes to investments in securities.

--------------------------------------------------------------------------------
14 -- AXP LARGE CAP EQUITY FUND -- 2005 ANNUAL REPORT

Notes to investments in securities

(a) Securities are valued by procedures described in Note 1 to the financial statements.

(b)   Non-income producing.

(c) Foreign security values are stated in U.S. dollars. At July 31, 2005, the value of foreign securities represented 8.4% of net assets.

(d) At July 31, 2005, security was partially or fully on loan. See Note 5 to the financial statements.

(e) Cash collateral received from security lending activity is invested in short-term securities and represents 2.2% of net assets. See Note 5 to the financial statements. 3.6% of net assets is the Fund's cash equivalent position.

(f) Commercial paper sold within terms of a private placement memorandum, exempt from registration under Section 4(2) of the Securities Act of 1933, as amended, and may be sold only to dealers in that program or other "accredited investors." This security has been determined to be liquid under guidelines established by the board. These securities may be resold in transactions exempt from registration, normally to qualified institutional buyers. At July 31, 2005, the value of these securities amounted to $44,917,584 or 2.9% of net assets.

(g) At July 31, 2005, the cost of securities for federal income tax purposes was $1,524,155,705 and the aggregate gross unrealized appreciation and depreciation based on that cost was:

      Unrealized appreciation                                     $ 98,862,905
      Unrealized depreciation                                      (29,049,536)
                                                                   -----------
      Net unrealized appreciation                                 $ 69,813,369
                                                                  ------------

The Global Industry Classification Standard (GICS) was developed by and is the exclusive property of Morgan Stanley Capital International Inc. and Standard & Poor's, a division of The McGraw-Hill Companies, Inc.

How to find information about the Fund's portfolio holdings

(i) The Fund files its complete schedule of portfolio holdings with the Securities and Exchange Commission (Commission) for the first and third quarters of each fiscal year on Form N-Q;

(ii) The Fund's Forms N-Q are available on the Commission's website at http://www.sec.gov;

(iii) The Fund's Forms N-Q may be reviewed and copied at the Commission's Public Reference Room in Washington, DC (information on the operations of the Public Reference Room may be obtained by calling 1-800-SEC-0330); and

(iv) The Fund's complete schedule of portfolio holdings, as disclosed in its annual and semiannual shareholder reports and in its filings on Form N-Q, can be found at www.riversource.com/investments.

--------------------------------------------------------------------------------
15 -- AXP LARGE CAP EQUITY FUND -- 2005 ANNUAL REPORT

Financial Statements

Statement of assets and liabilities
AXP Large Cap Equity Fund

July 31, 2005
Assets
Investments in securities, at value (Note 1)*
   (identified cost $1,496,044,828)                                                                          $1,593,969,074
Capital shares receivable                                                                                           183,393
Expense reimbursement receivable from
   Ameriprise Financial (formerly AEFC)                                                                             854,035
Dividends and accrued interest receivable                                                                         1,474,567
Receivable for investment securities sold                                                                        25,448,033
                                                                                                                 ----------
Total assets                                                                                                  1,621,929,102
                                                                                                              -------------
Liabilities
Disbursements in excess of cash on demand deposit                                                                   574,129
Capital shares payable                                                                                              233,627
Payable for investment securities purchased                                                                      32,555,009
Payable upon return of securities loaned (Note 5)                                                                34,147,000
Accrued investment management services fee                                                                           25,327
Accrued distribution fee                                                                                             20,384
Accrued service fee                                                                                                       1
Accrued transfer agency fee                                                                                           5,066
Accrued administrative services fee                                                                                   2,066
Other accrued expenses                                                                                              290,046
                                                                                                                    -------
Total liabilities                                                                                                67,852,655
                                                                                                                 ----------
Net assets applicable to outstanding capital stock                                                           $1,554,076,447
                                                                                                             ==============
Represented by
Capital stock -- $.01 par value (Note 1)                                                                     $    2,973,060
Additional paid-in capital                                                                                    2,430,766,764
Undistributed net investment income                                                                               4,353,601
Accumulated net realized gain (loss) (Note 8)                                                                  (981,941,224)
Unrealized appreciation (depreciation) on investments
   and on translation of assets and liabilities in foreign currencies                                            97,924,246
                                                                                                                 ----------
Total -- representing net assets applicable to outstanding capital stock                                     $1,554,076,447
                                                                                                             ==============
Net assets applicable to outstanding shares:               Class A                                           $1,030,109,387
                                                           Class B                                           $  471,864,336
                                                           Class C                                           $    9,284,115
                                                           Class I                                           $   42,610,172
                                                           Class Y                                           $      208,437
Net asset value per share of outstanding capital stock:    Class A shares                195,824,050         $         5.26
                                                           Class B shares                 91,616,485         $         5.15
                                                           Class C shares                  1,799,299         $         5.16
                                                           Class I shares                  8,026,676         $         5.31
                                                           Class Y shares                     39,442         $         5.28
                                                                                              ------         --------------
* Including securities on loan, at value (Note 5)                                                            $   32,867,866
                                                                                                             --------------

See accompanying notes to financial statements.

--------------------------------------------------------------------------------
16 -- AXP LARGE CAP EQUITY FUND -- 2005 ANNUAL REPORT

Statement of operations
AXP Large Cap Equity Fund

Year ended July 31, 2005
Investment income
Income:
Dividends                                                                                                      $ 31,753,996
Interest                                                                                                            871,611
Fee income from securities lending (Note 5)                                                                         227,206
   Less foreign taxes withheld                                                                                     (304,627)
                                                                                                                   --------
Total income                                                                                                     32,548,186
                                                                                                                 ----------
Expenses (Note 2):
Investment management services fee                                                                                9,680,873
Distribution fee
   Class A                                                                                                        2,866,767
   Class B                                                                                                        5,272,525
   Class C                                                                                                          101,520
Transfer agency fee                                                                                               3,572,606
Incremental transfer agency fee
   Class A                                                                                                          253,892
   Class B                                                                                                          214,592
   Class C                                                                                                            4,181
Service fee -- Class Y                                                                                                3,664
Administrative services fees and expenses                                                                           860,387
Compensation of board members                                                                                        17,545
Custodian fees                                                                                                      296,060
Printing and postage                                                                                                626,976
Registration fees                                                                                                    42,760
Audit fees                                                                                                           30,000
Other                                                                                                                67,503
                                                                                                                     ------
Total expenses                                                                                                   23,911,851
   Expenses waived/reimbursed by Ameriprise Financial (formerly AEFC) (Note 2)                                     (859,581)
                                                                                                                   --------
                                                                                                                 23,052,270
   Earnings credits on cash balances (Note 2)                                                                       (59,729)
                                                                                                                    -------
Total net expenses                                                                                               22,992,541
                                                                                                                 ----------
Investment income (loss) -- net                                                                                   9,555,645
                                                                                                                  ---------
Realized and unrealized gain (loss) -- net
Net realized gain (loss) on:
   Security transactions (Note 3)                                                                                81,303,618
   Foreign currency transactions                                                                                     (8,433)
                                                                                                                     ------
Net realized gain (loss) on investments                                                                          81,295,185
Net change in unrealized appreciation (depreciation) on investments
   and on translation of assets and liabilities in foreign currencies                                           128,747,672
                                                                                                                -----------
Net gain (loss) on investments and foreign currencies                                                           210,042,857
                                                                                                                -----------
Net increase (decrease) in net assets resulting from operations                                                $219,598,502
                                                                                                               ============

See accompanying notes to financial statements.

--------------------------------------------------------------------------------
17 -- AXP LARGE CAP EQUITY FUND -- 2005 ANNUAL REPORT

Statements of changes in net assets
AXP Large Cap Equity Fund

Year ended July 31,                                                                      2005                      2004
Operations and distributions
Investment income (loss) -- net                                                    $    9,555,645            $      401,719
Net realized gain (loss) on investments                                                81,295,185                12,441,166
Net change in unrealized appreciation (depreciation) on investments
   and on translation of assets and liabilities in foreign currencies                 128,747,672               (66,709,001)
                                                                                      -----------               -----------
Net increase (decrease) in net assets resulting from operations                       219,598,502               (53,866,116)
                                                                                      -----------               -----------
Distributions to shareholders from:
   Net investment income
      Class A                                                                          (5,100,612)                 (190,447)
      Class I                                                                            (205,016)                       --
      Class Y                                                                             (42,646)                      (99)
   Net realized gain
      Class A                                                                          (1,579,848)              (10,249,150)
      Class B                                                                            (746,323)               (4,251,044)
      Class C                                                                             (14,219)                 (267,748)
      Class I                                                                             (38,374)                 (411,555)
      Class Y                                                                             (10,290)                  (29,079)
                                                                                          -------                   -------
Total distributions                                                                    (7,737,328)              (15,399,122)
                                                                                       ----------               -----------
Capital share transactions (Note 4)
Proceeds from sales
   Class A shares (Note 2)                                                             72,128,244               303,658,868
   Class B shares                                                                      33,166,584                83,846,079
   Class C shares                                                                       1,679,423                 5,258,048
   Class I shares                                                                      35,280,636                20,944,518
   Class Y shares                                                                         569,613                 8,142,956
Fund merger (Note 7)
   Class A shares                                                                              --               942,709,419
   Class B shares                                                                              --               589,683,135
   Class C shares                                                                              --                 4,576,296
   Class Y shares                                                                              --                    11,200
Reinvestment of distributions at net asset value
   Class A shares                                                                       6,565,939                10,345,503
   Class B shares                                                                         737,490                 4,192,636
   Class C shares                                                                          13,859                   257,935
   Class I shares                                                                         243,352                   411,300
   Class Y shares                                                                          52,860                    28,728
Payments for redemptions
   Class A shares                                                                    (438,987,389)              (50,748,072)
   Class B shares (Note 2)                                                           (197,466,065)             (115,514,441)
   Class C shares (Note 2)                                                             (4,548,807)                 (911,625)
   Class I shares                                                                     (11,054,445)               (5,803,591)
   Class Y shares                                                                      (8,498,540)                 (413,179)
                                                                                       ----------                  --------
Increase (decrease) in net assets from capital share transactions                    (510,117,246)            1,800,675,713
                                                                                     ------------             -------------
Total increase (decrease) in net assets                                              (298,256,072)            1,731,410,475
Net assets at beginning of year                                                     1,852,332,519               120,922,044
                                                                                    -------------               -----------
Net assets at end of year                                                          $1,554,076,447            $1,852,332,519
                                                                                   ==============            ==============
Undistributed net investment income                                                $    4,353,601            $      209,548
                                                                                   --------------            --------------

See accompanying notes to financial statements.

--------------------------------------------------------------------------------
18 -- AXP LARGE CAP EQUITY FUND -- 2005 ANNUAL REPORT

Notes to Financial Statements

AXP Large Cap Equity Fund

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The Fund is a series of AXP Growth Series, Inc. and is registered under the Investment Company Act of 1940 (as amended) as a diversified, open-end management investment company. AXP Growth Series, Inc. has 10 billion authorized shares of capital stock that can be allocated among the separate series as designated by the board. The Fund invests primarily in equity securities of companies with a market capitalization greater than $5 billion at the time of purchase.

The Fund offers Class A, Class B, Class C and Class Y shares.

o  Class A shares are sold with a front-end sales charge.

o Class B shares may be subject to a contingent deferred sales charge (CDSC) and automatically convert to Class A shares during the ninth year of ownership.

o  Class C shares may be subject to a CDSC.

o Class Y shares have no sales charge and are offered only to qualifying institutional investors.

The Fund offers an additional class of shares, Class I, exclusively to certain institutional investors. Class I shares have no sales charge and are made available through a separate prospectus supplement provided to investors eligible to purchase the shares. At July 31, 2005, Ameriprise Financial, Inc. (Ameriprise Financial) (formerly American Express Financial Corporation) and the AXP Portfolio Builder Funds owned 100% of Class I shares, which represents 2.74% of the Fund's net assets.

All classes of shares have identical voting, dividend and liquidation rights. The distribution fee, transfer agency fees and service fee (class specific expenses) differ among classes. Income, expenses (other than class specific expenses) and realized and unrealized gains or losses on investments are allocated to each class of shares based upon its relative net assets.

The Fund's significant accounting policies are summarized below:

Use of estimates

Preparing financial statements that conform to U.S. generally accepted accounting principles requires management to make estimates (e.g., on assets, liabilities and contingent assets and liabilities) that could differ from actual results.

Valuation of securities

All securities are valued at the close of each business day. Securities traded on national securities exchanges or included in national market systems are valued at the last quoted sales price. Debt securities are generally traded in the over-the-counter market and are valued at a price that reflects fair value as quoted by dealers in these securities or by an independent pricing service. Pursuant to procedures adopted by the Board of Directors of the funds, Ameriprise Financial utilizes Fair Value Pricing (FVP). FVP determinations are made in good faith in accordance with these procedures. If a development or event is so significant that there is a reasonably high degree of certainty that the effect of the development or event has

--------------------------------------------------------------------------------
19 -- AXP LARGE CAP EQUITY FUND -- 2005 ANNUAL REPORT actually caused the closing price to no longer reflect the actual value, the closing prices, as determined at the close of the applicable foreign market, may be adjusted to reflect the fair value of the affected foreign securities as of the close of the New York Stock Exchange. Significant events include material movements in the U.S. securities markets prior to the opening of foreign markets on the following trading day. FVP results in an estimated price that reasonably reflects the current market conditions in order to value the portfolio holdings such that shareholder transactions receive a fair net asset value. Short-term securities maturing in more than 60 days from the valuation date are valued at the market price or approximate market value based on current interest rates; those maturing in 60 days or less are valued at amortized cost.

Option transactions

To produce incremental earnings, protect gains, and facilitate buying and selling of securities for investments, the Fund may buy and write options traded on any U.S. or foreign exchange or in the over-the-counter market where completing the obligation depends upon the credit standing of the other party. The Fund also may buy and sell put and call options and write covered call options on portfolio securities as well as write cash-secured put options. The risk in writing a call option is that the Fund gives up the opportunity for profit if the market price of the security increases. The risk in writing a put option is that the Fund may incur a loss if the market price of the security decreases and the option is exercised. The risk in buying an option is that the Fund pays a premium whether or not the option is exercised. The Fund also has the additional risk of being unable to enter into a closing transaction if a liquid secondary market does not exist.

Option contracts are valued daily at the closing prices on their primary exchanges and unrealized appreciation or depreciation is recorded. The Fund will realize a gain or loss when the option transaction expires or closes. When an option is exercised, the proceeds on sales for a written call option, the purchase cost for a written put option or the cost of a security for a purchased put or call option is adjusted by the amount of premium received or paid.

Futures transactions

To gain exposure to or protect itself from market changes, the Fund may buy and sell financial futures contracts traded on any U.S. or foreign exchange. The Fund also may buy and write put and call options on these futures contracts. Risks of entering into futures contracts and related options include the possibility of an illiquid market and that a change in the value of the contract or option may not correlate with changes in the value of the underlying securities.

Upon entering into a futures contract, the Fund is required to deposit either cash or securities in an amount (initial margin) equal to a certain percentage of the contract value. Subsequent payments (variation margin) are made or received by the Fund each day. The variation margin payments are equal to the daily changes in the contract value and are recorded as unrealized gains and losses. The Fund recognizes a realized gain or loss when the contract is closed or expires.

--------------------------------------------------------------------------------
20 -- AXP LARGE CAP EQUITY FUND -- 2005 ANNUAL REPORT

Foreign currency translations and foreign currency contracts

Securities and other assets and liabilities denominated in foreign currencies are translated daily into U.S. dollars. Foreign currency amounts related to the purchase or sale of securities and income and expenses are translated at the exchange rate on the transaction date. The effect of changes in foreign exchange rates on realized and unrealized security gains or losses is reflected as a component of such gains or losses. In the statement of operations, net realized gains or losses from foreign currency transactions, if any, may arise from sales of foreign currency, closed forward contracts, exchange gains or losses realized between the trade date and settlement date on securities transactions, and other translation gains or losses on dividends, interest income and foreign withholding taxes.

The Fund may enter into forward foreign currency exchange contracts for operational purposes. The net U.S. dollar value of foreign currency underlying all contractual commitments held by the Fund and the resulting unrealized appreciation or depreciation are determined using foreign currency exchange rates from an independent pricing service. The Fund is subject to the credit risk that the other party will not complete its contract obligations.

Guarantees and indemnifications

Under the Fund's organizational documents, its officers and directors are indemnified against certain liabilities arising out of the performance of their duties to the Fund. In addition, certain of the Fund's contracts with its service providers contain general indemnification clauses. The Fund's maximum exposure under these arrangements is unknown since the amount of any future claims that may be made against the Fund cannot be determined and the Fund has no historical basis for predicting the likelihood of any such claims.

Federal taxes

The Fund's policy is to comply with all sections of the Internal Revenue Code that apply to regulated investment companies and to distribute substantially all of its taxable income to shareholders. No provision for income or excise taxes is thus required.

Net investment income (loss) and net realized gains (losses) may differ for financial statement and tax purposes primarily because of deferred losses on certain futures contracts, the recognition of certain foreign currency gains (losses) as ordinary income (loss) for tax purposes and losses deferred due to "wash sale" transactions. The character of distributions made during the year from net investment income or net realized gains may differ from their ultimate characterization for federal income tax purposes. Also, due to the timing of dividend distributions, the fiscal year in which amounts are distributed may differ from the year that the income or realized gains (losses) were recorded by the Fund.

On the statement of assets and liabilities, as a result of permanent book-to-tax differences, undistributed net investment income has been decreased by $63,318 and accumulated net realized loss has been decreased by $110,548 resulting in a net reclassification adjustment to decrease paid-in capital by $47,230.

--------------------------------------------------------------------------------
21 -- AXP LARGE CAP EQUITY FUND -- 2005 ANNUAL REPORT

The tax character of distributions paid for the years indicated is as follows:

Year ended July 31,                                 2005           2004

Class A
Distributions paid from:
     Ordinary income                             $5,588,051     $9,388,916
     Long-term capital gain                       1,092,409      1,050,681

Class B
Distributions paid from:
     Ordinary income                                230,260      3,818,774
     Long-term capital gain                         516,063        432,270

Class C
Distributions paid from:
     Ordinary income                                  4,387        240,898
     Long-term capital gain                           9,832         26,850

Class I*
Distributions paid from:
     Ordinary income                                216,856        350,249
     Long-term capital gain                          26,534         61,306

Class Y
Distributions paid from:
     Ordinary income                                 45,820         25,037
     Long-term capital gain                           7,116          4,141

* Inception date is March 4, 2004.

At July 31, 2005, the components of distributable earnings on a tax basis are as follows:

Undistributed ordinary income                                $   4,346,177
Accumulated long-term gain (loss)                            $(953,822,923)
Unrealized appreciation (depreciation)                       $  69,813,369

Dividends to shareholders

An annual dividend from net investment income, declared and paid at the end of the calendar year, when available, is reinvested in additional shares of the Fund at net asset value or payable in cash. Capital gains, when available, are distributed along with the income dividend.

Other

Security transactions are accounted for on the date securities are purchased or sold. Dividend income is recognized on the ex-dividend date and interest income, including amortization of premium, market discount and original issue discount using the effective interest method, is accrued daily.

--------------------------------------------------------------------------------
22 -- AXP LARGE CAP EQUITY FUND -- 2005 ANNUAL REPORT

2. EXPENSES AND SALES CHARGES

Under an Investment Management Services Agreement, RiverSource Investments, LLC (the Investment Manager) determines which securities will be purchased, held or sold. Prior to Oct. 1, 2005, investment management services were provided by Ameriprise Financial. The management fee is a percentage of the Fund's average daily net assets that declines from 0.60% to 0.48% annually as the Fund's assets increase. The fee may be adjusted upward or downward by a performance incentive adjustment based on a comparison of the performance of Class A shares of the Fund to the Lipper Large-Cap Core Funds Index. In certain circumstances, the board may approve a change in the index. The maximum adjustment is 0.12% per year. If the performance difference is less than 0.50%, the adjustment will be zero. The adjustment decreased the fee by $414,150 for the year ended July 31, 2005.

Under the current Administrative Services Agreement, the Fund pays Ameriprise Financial a fee for administration and accounting services at a percentage of the Fund's average daily net assets that declines from 0.05% to 0.02% annually as the Fund's assets increase. It is expected that the fee schedule to the agreement will be revised effective Oct. 1, 2005. Under the new agreement, the fee percentage of the Fund's average daily net assets will decline from 0.06% to 0.03% annually as the Fund's assets increase. A minor portion of additional administrative service expenses paid by the Fund are consultants' fees and fund office expenses. Under this agreement, the Fund also pays taxes, audit and certain legal fees, registration fees for shares, compensation of board members, corporate filing fees and any other expenses properly payable by the Fund and approved by the board.

Under a Deferred Compensation Plan (the Plan), non-interested board members may defer receipt of their compensation. Deferred amounts are treated as though equivalent dollar amounts had been invested in shares of the Fund or other American Express mutual funds. The Fund's liability for these amounts is adjusted for market value changes and remains in the Fund until distributed in accordance with the Plan.

Under a separate Transfer Agency Agreement, RiverSource Service Corporation (formerly American Express Client Service Corporation) (the Transfer Agent) maintains shareholder accounts and records. The Fund pays the Transfer Agent an annual fee per shareholder account for this service as follows:

o  Class A $19.50

o  Class B $20.50

o  Class C $20.00

o  Class Y $17.50

The incremental transfer agency fee is the amount charged to the specific classes for the additional expense above the fee for Class Y.

Class I pays a transfer agency fee at an annual rate per shareholder account of $1. This amount is included in the transfer agency fee on the statement of operations.

Beginning May 20, 2005, the Transfer Agent implemented an annual closed account fee of $5 per inactive account, charged on a pro rata basis for 12 months from the date the account becomes inactive. These fees were insignificant for the year ended July 31, 2005 and are included in the transfer agency fees on the statement of operations.

--------------------------------------------------------------------------------
23 -- AXP LARGE CAP EQUITY FUND -- 2005 ANNUAL REPORT

The Fund has agreements with Ameriprise Financial Services, Inc. (formerly American Express Financial Advisors Inc.) (the Distributor) for distribution and shareholder services. Under a Plan and Agreement of Distribution pursuant to Rule 12b-1, the Fund pays a fee at an annual rate up to 0.25% of the Fund's average daily net assets attributable to Class A shares and up to 1.00% for Class B and Class C shares.

Under a Shareholder Service Agreement, the Fund pays the Distributor a fee for service provided to shareholders by financial advisors and other servicing agents. The fee is calculated at a rate of 0.10% of the Fund's average daily net assets attributable to Class Y shares.

Sales charges received by the Distributor for distributing Fund shares were $1,317,619 for Class A, $379,665 for Class B and $1,904 for Class C for the year ended July 31, 2005.

For the year ended July 31, 2005, Ameriprise Financial and its affiliates waived certain fees and expenses to 1.11% for Class A, 1.88% for Class B, 1.88% for Class C, 0.65% for Class I and 0.90% for Class Y. Previously, Ameriprise Financial had contractually agreed to reduce its management fee by 0.05% through July 31, 2005. The agreement expired on July 31, 2005 and will not be extended.

During the year ended July 31, 2005, the Fund's custodian and transfer agency fees were reduced by $59,729 as a result of earnings credits from overnight cash balances. The Fund also pays custodian fees to Ameriprise Trust Company (formerly American Express Trust Company), an affiliate of Ameriprise Financial.

3. SECURITIES TRANSACTIONS

Cost of purchases and proceeds from sales of securities (other than short-term obligations) aggregated $2,148,464,097 and $2,681,141,359, respectively, for the year ended July 31, 2005. Realized gains and losses are determined on an identified cost basis.

Brokerage clearing fees paid to brokers affiliated with Ameriprise Financial were $10,214 for the year ended July 31, 2005.

4. CAPITAL SHARE TRANSACTIONS

Transactions in shares of capital stock for the years indicated are as follows:

                                                                  Year ended July 31, 2005
                                              Class A        Class B      Class C         Class I     Class Y
Sold                                       14,871,934      6,952,759      351,747       7,088,316     117,456
Issued for reinvested distributions         1,331,830        152,060        2,852          49,063      10,679
Redeemed                                  (89,223,978)   (40,853,895)    (942,228)     (2,204,982) (1,698,241)
                                          -----------    -----------     --------      ----------  ----------
Net increase (decrease)                   (73,020,214)   (33,749,076)    (587,629)      4,932,397  (1,570,106)
                                          -----------    -----------     --------       ---------  ----------

                                                                  Year ended July 31, 2004
                                              Class A        Class B      Class C        Class I*     Class Y
Sold                                       63,776,788     17,608,704    1,105,201       4,261,085   1,674,757
Fund merger                               195,139,277    124,164,313      961,940              --       2,310
Issued for reinvested distributions         2,127,178        875,289       53,736          83,939       5,876
Redeemed                                  (10,573,028)   (25,212,059)    (190,776)     (1,250,745)    (86,872)
                                          -----------    -----------     --------      ----------     -------
Net increase (decrease)                   250,470,215    117,436,247    1,930,101       3,094,279   1,596,071
                                          -----------    -----------    ---------       ---------   ---------

* Inception date is March 4, 2004.

--------------------------------------------------------------------------------
24 -- AXP LARGE CAP EQUITY FUND -- 2005 ANNUAL REPORT

5. LENDING OF PORTFOLIO SECURITIES

At July 31, 2005, securities valued at $32,867,866 were on loan to brokers. For collateral, the Fund received $34,147,000 in cash. Cash collateral received is invested in short-term securities, which are included in the short-term section of the "Investments in securities." Income from securities lending amounted to $227,206 for the year ended July 31, 2005. The risks to the Fund of securities lending are that the borrower may not provide additional collateral when required or return the securities when due.

6. BANK BORROWINGS

The Fund has a revolving credit agreement with a syndicate of banks headed by The Bank of New York, whereby the Fund may borrow for the temporary funding of shareholder redemptions or for other temporary or emergency purposes. The agreement went into effect Sept. 21, 2004. The Fund must maintain asset coverage for borrowings of at least 300%. The agreement, which enables the Fund to participate with other American Express mutual funds, permits borrowings up to $500 million, collectively. Interest is charged to each Fund based on its borrowings at a rate equal to either the higher of the Federal Funds Effective Rate plus 0.50% or the Prime Lending Rate. Borrowings are payable within 60 days after such loan is executed. The Fund also pays a commitment fee equal to its pro rata share of the amount of the credit facility at a rate of 0.09% per annum. Prior to this agreement, the Fund had a revolving credit agreement that permitted borrowings up to $500 million with Deutsche Bank. The Fund had no borrowings outstanding during the year ended July 31, 2005.

7. FUND MERGER

At the close of business on June 25, 2004, AXP Large Cap Equity Fund acquired the assets and assumed the identified liabilities of AXP Blue Chip Advantage Fund and AXP Research Opportunities Fund. This reorganization was completed after shareholders approved the plan on June 9, 2004.

The aggregate net assets of AXP Large Cap Equity Fund immediately before the acquisition were $404,994,552 and the combined net assets immediately after the acquisition were $1,941,974,602.

The merger was accomplished by a tax-free exchange of the following:

                                                  Shares             Value
AXP Blue Chip Advantage Fund                    171,778,024     $1,331,930,990
AXP Research Opportunities Fund                  45,469,648        205,049,060

In exchange for the AXP Blue Chip Advantage Fund and AXP Research Opportunities Fund shares and net assets, AXP Large Cap Equity Fund issued the following number of shares:

                                                                       Shares
Class A                                                            195,139,277
Class B                                                            124,164,313
Class C                                                                961,940
Class Y                                                                  2,310

--------------------------------------------------------------------------------
25 -- AXP LARGE CAP EQUITY FUND -- 2005 ANNUAL REPORT

AXP Blue Chip Advantage Fund's and AXP Research Opportunities Fund's net assets after adjustments for any permanent book-to-tax differences at the merger date were as follows, which include the following amounts of capital stock, unrealized appreciation and accumulated net realized loss.

                                         Total            Capital          Unrealized         Accumulated
                                       net assets           stock         appreciation      net realized loss
AXP Blue Chip Advantage Fund       $1,331,930,990     $2,300,150,539      $20,542,743        $(988,762,292)
AXP Research Opportunities Fund       205,049,060        265,819,324        9,544,965          (70,315,229)

8. CAPITAL LOSS CARRY-OVER

For federal income tax purposes, the Fund had a capital loss carry-over of $953,822,923 as of July 31, 2005, that if not offset by capital gains will expire as follows:

                  2008             2009              2010          2011
              $506,643,917     $416,711,846       $20,988,174   $9,478,986

It is unlikely the board will authorize a distribution of any net realized capital gains until the available capital loss carry-over has been offset or expires.

--------------------------------------------------------------------------------
26 -- AXP LARGE CAP EQUITY FUND -- 2005 ANNUAL REPORT

9. FINANCIAL HIGHLIGHTS

The tables below show certain important financial information for evaluating the Fund's results.

Class A
Per share income and capital changes(a)
Fiscal period ended July 31,                                                   2005         2004         2003          2002(b)
Net asset value, beginning of period                                          $4.64        $4.53        $4.11         $5.00
                                                                              -----        -----        -----         -----
Income from investment operations:
Net investment income (loss)                                                    .04          .01          .01            --
Net gains (losses) (both realized and unrealized)                               .61          .32          .41          (.89)
                                                                              -----        -----        -----         -----
Total from investment operations                                                .65          .33          .42          (.89)
                                                                              -----        -----        -----         -----
Less distributions:
Dividends from net investment income                                           (.02)          --           --            --
Distributions from realized gains                                              (.01)        (.22)          --            --
                                                                              -----        -----        -----         -----
Total distributions                                                            (.03)        (.22)          --            --
                                                                              -----        -----        -----         -----
Net asset value, end of period                                                $5.26        $4.64        $4.53         $4.11
                                                                              -----        -----        -----         -----
Ratios/supplemental data
Net assets, end of period (in millions)                                      $1,030       $1,248          $83           $11
Ratio of expenses to average daily net assets(c),(d)                          1.11%        1.20%        1.25%         1.25%(e)
Ratio of net investment income (loss) to average daily net assets              .79%         .36%         .24%         (.11%)(e)
Portfolio turnover rate (excluding short-term securities)                      128%          99%         135%           88%
Total return(f)                                                              13.99%        7.19%       10.22%       (17.80%)(g)

(a)  For a share outstanding throughout the period. Rounded to the nearest cent.

(b) For the period from March 28, 2002 (when shares became publicly available) to July 31, 2002.

(c) Expense ratio is based on total expenses of the Fund before reduction of earnings credits on cash balances.

(d) Ameriprise Financial waived/reimbursed the Fund for certain expenses. Had Ameriprise Financial not done so, the annual ratios of expenses for Class A would have been 1.16%, 1.23%, 1.84% and 5.12% for the periods ended July 31, 2005, 2004, 2003 and 2002, respectively.

(e)  Adjusted to an annual basis.

(f)  Total return does not reflect payment of a sales charge.

(g)  Not annualized.

--------------------------------------------------------------------------------
27 -- AXP LARGE CAP EQUITY FUND -- 2005 ANNUAL REPORT

Class B
Per share income and capital changes(a)
Fiscal period ended July 31,                                                   2005         2004         2003          2002(b)
Net asset value, beginning of period                                          $4.56        $4.48        $4.10         $5.00
                                                                              -----        -----        -----         -----
Income from investment operations:
Net investment income (loss)                                                     --         (.01)        (.01)         (.01)
Net gains (losses) (both realized and unrealized)                               .60          .31          .39          (.89)
                                                                              -----        -----        -----         -----
Total from investment operations                                                .60          .30          .38          (.90)
                                                                              -----        -----        -----         -----
Less distributions:
Distributions from realized gains                                              (.01)        (.22)          --            --
                                                                              -----        -----        -----         -----
Net asset value, end of period                                                $5.15        $4.56        $4.48         $4.10
                                                                              -----        -----        -----         -----
Ratios/supplemental data
Net assets, end of period (in millions)                                        $472         $572          $36            $5
Ratio of expenses to average daily net assets(c),(d)                          1.88%        1.95%        2.01%         2.01%(e)
Ratio of net investment income (loss) to average daily net assets              .02%        (.46%)       (.52%)        (.86%)(e)
Portfolio turnover rate (excluding short-term securities)                      128%          99%         135%           88%
Total return(f)                                                              13.09%        6.48%        9.27%       (18.00%)(g)

(a)  For a share outstanding throughout the period. Rounded to the nearest cent.

(b) For the period from March 28, 2002 (when shares became publicly available) to July 31, 2002.

(c) Expense ratio is based on total expenses of the Fund before reduction of earnings credits on cash balances.

(d) Ameriprise Financial waived/reimbursed the Fund for certain expenses. Had Ameriprise Financial not done so, the annual ratios of expenses for Class B would have been 1.93%, 1.98%, 2.60% and 5.88% for the periods ended July 31, 2005, 2004, 2003 and 2002, respectively.

(e)  Adjusted to an annual basis.

(f)  Total return does not reflect payment of a sales charge.

(g)  Not annualized.

--------------------------------------------------------------------------------
28 -- AXP LARGE CAP EQUITY FUND -- 2005 ANNUAL REPORT

Class C
Per share income and capital changes(a)
Fiscal period ended July 31,                                                   2005         2004         2003          2002(b)
Net asset value, beginning of period                                          $4.57        $4.49        $4.10         $5.00
                                                                              -----        -----        -----         -----
Income from investment operations:
Net investment income (loss)                                                     --         (.01)        (.01)         (.01)
Net gains (losses) (both realized and unrealized)                               .60          .31          .40          (.89)
                                                                              -----        -----        -----         -----
Total from investment operations                                                .60          .30          .39          (.90)
                                                                              -----        -----        -----         -----
Less distributions:
Distributions from realized gains                                              (.01)        (.22)          --            --
                                                                              -----        -----        -----         -----
Net asset value, end of period                                                $5.16        $4.57        $4.49         $4.10
                                                                              -----        -----        -----         -----
Ratios/supplemental data
Net assets, end of period (in millions)                                          $9          $11           $2           $--
Ratio of expenses to average daily net assets(c),(d)                          1.88%        1.98%        2.01%         2.01%(e)
Ratio of net investment income (loss) to average daily net assets              .02%        (.43%)       (.53%)        (.92%)(e)
Portfolio turnover rate (excluding short-term securities)                      128%          99%         135%           88%
Total return(f)                                                              13.06%        6.46%        9.51%       (18.00%)(g)

(a)  For a share outstanding throughout the period. Rounded to the nearest cent.

(b) For the period from March 28, 2002 (when shares became publicly available) to July 31, 2002.

(c) Expense ratio is based on total expenses of the Fund before reduction of earnings credits on cash balances.

(d) Ameriprise Financial waived/reimbursed the Fund for certain expenses. Had Ameriprise Financial not done so, the annual ratios of expenses for Class C would have been 1.93%, 2.01%, 2.60% and 5.88% for the periods ended July 31, 2005, 2004, 2003 and 2002, respectively.

(e)  Adjusted to an annual basis.

(f)  Total return does not reflect payment of a sales charge.

(g)  Not annualized.

--------------------------------------------------------------------------------
29 -- AXP LARGE CAP EQUITY FUND -- 2005 ANNUAL REPORT

Class I
Per share income and capital changes(a)
Fiscal period ended July 31,                                                   2005         2004(b)
Net asset value, beginning of period                                          $4.67        $5.08
                                                                              -----        -----
Income from investment operations:
Net investment income (loss)                                                    .05           --
Net gains (losses) (both realized and unrealized)                               .63         (.28)
                                                                              -----        -----
Total from investment operations                                                .68         (.28)
                                                                              -----        -----
Less distributions:
Dividends from net investment income                                           (.03)          --
Distributions from realized gains                                              (.01)        (.13)
                                                                              -----        -----
Total distributions                                                            (.04)        (.13)
                                                                              -----        -----
Net asset value, end of period                                                $5.31        $4.67
                                                                              -----        -----
Ratios/supplemental data
Net assets, end of period (in millions)                                         $43          $14
Ratio of expenses to average daily net assets(c),(d)                           .65%         .71%(e)
Ratio of net investment income (loss) to average daily net assets             1.24%         .74%(e)
Portfolio turnover rate (excluding short-term securities)                      128%          99%
Total return(f)                                                              14.64%       (5.65%)(g)

(a)  For a share outstanding throughout the period. Rounded to the nearest cent.

(b)  Inception date was March 4, 2004.

(c) Expense ratio is based on total expenses of the Fund before reduction of earnings credits on cash balances.

(d) Ameriprise Financial waived/reimbursed the Fund for certain expenses. Had Ameriprise Financial not done so, the annual ratios of expenses for Class I would have been 0.70% and 0.72% for the periods ended July 31, 2005 and 2004, respectively.

(e)  Adjusted to an annual basis.

(f)  Total return does not reflect payment of a sales charge.

(g)  Not annualized.

--------------------------------------------------------------------------------
30 -- AXP LARGE CAP EQUITY FUND -- 2005 ANNUAL REPORT

Class Y
Per share income and capital changes(a)
Fiscal period ended July 31,                                                   2005         2004         2003          2002(b)
Net asset value, beginning of period                                          $4.66        $4.54        $4.11         $5.00
                                                                              -----        -----        -----         -----
Income from investment operations:
Net investment income (loss)                                                    .04          .01          .01            --
Net gains (losses) (both realized and unrealized)                               .61          .34          .42          (.89)
                                                                              -----        -----        -----         -----
Total from investment operations                                                .65          .35          .43          (.89)
                                                                              -----        -----        -----         -----
Less distributions:
Dividends from net investment income                                           (.02)        (.01)          --            --
Distributions from realized gains                                              (.01)        (.22)          --            --
                                                                              -----        -----        -----         -----
Total distributions                                                            (.03)        (.23)          --            --
                                                                              -----        -----        -----         -----
Net asset value, end of period                                                $5.28        $4.66        $4.54         $4.11
                                                                              -----        -----        -----         -----
Ratios/supplemental data
Net assets, end of period (in millions)                                         $--           $8          $--           $--
Ratio of expenses to average daily net assets(c),(d)                           .90%        1.00%        1.07%         1.07%(e)
Ratio of net investment income (loss) to average daily net assets             1.08%         .50%         .45%          .09%(e)
Portfolio turnover rate (excluding short-term securities)                      128%          99%         135%           88%
Total return(f)                                                              14.06%        7.44%       10.46%       (17.80%)(g)

(a)  For a share outstanding throughout the period. Rounded to the nearest cent.

(b) For the period from March 28, 2002 (when shares became publicly available) to July 31, 2002.

(c) Expense ratio is based on total expenses of the Fund before reduction of earnings credits on cash balances.

(d) Ameriprise Financial waived/reimbursed the Fund for certain expenses. Had Ameriprise Financial not done so, the annual ratios of expenses for Class Y would have been 0.95%, 1.03%, 1.66% and 4.94% for the periods ended July 31, 2005, 2004, 2003 and 2002, respectively.

(e)  Adjusted to an annual basis.

(f)  Total return does not reflect payment of a sales charge.

(g)  Not annualized.

--------------------------------------------------------------------------------
31 -- AXP LARGE CAP EQUITY FUND -- 2005 ANNUAL REPORT

Report of Independent
                Registered Public Accounting Firm

THE BOARD AND SHAREHOLDERS

AXP GROWTH SERIES, INC.

We have audited the accompanying statement of assets and liabilities, including the schedule of investments in securities, of AXP Large Cap Equity Fund (a series of AXP Growth Series, Inc.) as of July 31, 2005, the related statement of operations for the year then ended, the statements of changes in net assets for each of the years in the two-year period ended July 31, 2005, and the financial highlights for each of the years in the three-year period ended July 31, 2005 and for the period from March 28, 2002 (when shares became publicly available) to July 31, 2002. These financial statements and the financial highlights are the responsibility of fund management. Our responsibility is to express an opinion on these financial statements and the financial highlights based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and the financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of July 31, 2005, by correspondence with the custodian and brokers or by other appropriate auditing procedures. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of AXP Large Cap Equity Fund as of July 31, 2005, and the results of its operations, changes in its net assets and the financial highlights for each of the periods stated in the first paragraph above, in conformity with U.S. generally accepted accounting principles.

KPMG LLP

Minneapolis, Minnesota

September 20, 2005

--------------------------------------------------------------------------------
32 -- AXP LARGE CAP EQUITY FUND -- 2005 ANNUAL REPORT

Federal Income Tax Information

(UNAUDITED)

The Fund is required by the Internal Revenue Code of 1986 to tell its shareholders about the tax treatment of the dividends it pays during its fiscal year. The dividends listed below are reported to you on Form 1099-DIV, Dividends and Distributions. Shareholders should consult a tax advisor on how to report distributions for state and local tax purposes.

AXP Large Cap Equity Fund
Fiscal year ended July 31, 2005

Class A

Income distributions -- taxable as dividend income:

     Qualified Dividend Income for individuals                          91.96%
     Dividends Received Deduction for corporations                      91.46%

Payable date                                                         Per share
Dec. 20, 2004                                                         $0.02282

Capital gain distribution -- taxable as long-term capital gain.

Payable date                                                         Per share
Dec. 20, 2004                                                         $0.00446
Total distributions                                                   $0.02728

Class B

Income distributions -- taxable as dividend income:

     Qualified Dividend Income for individuals                          91.96%
     Dividends Received Deduction for corporations                      91.46%

Payable date                                                         Per share
Dec. 20, 2004                                                         $0.00199

Capital gain distribution -- taxable as long-term capital gain.

Payable date                                                         Per share
Dec. 20, 2004                                                         $0.00446
Total distributions                                                   $0.00645

Class C

Income distributions -- taxable as dividend income:

     Qualified Dividend Income for individuals                          91.96%
     Dividends Received Deduction for corporations                      91.46%

Payable date                                                         Per share
Dec. 20, 2004                                                         $0.00199

Capital gain distribution -- taxable as long-term capital gain.

Payable date                                                         Per share
Dec. 20, 2004                                                         $0.00446
Total distributions                                                   $0.00645

--------------------------------------------------------------------------------
33 -- AXP LARGE CAP EQUITY FUND -- 2005 ANNUAL REPORT

Class I

Income distributions -- taxable as dividend income:

     Qualified Dividend Income for individuals                          91.96%
     Dividends Received Deduction for corporations                      91.46%

Payable date                                                         Per share
Dec. 20, 2004                                                         $0.03645

Capital gain distribution -- taxable as long-term capital gain.

Payable date                                                         Per share
Dec. 20, 2004                                                         $0.00446
Total distributions                                                   $0.04091

Class Y

Income distributions -- taxable as dividend income:

     Qualified Dividend Income for individuals                          91.96%
     Dividends Received Deduction for corporations                      91.46%

Payable date                                                         Per share
Dec. 20, 2004                                                         $0.02872

Capital gain distribution -- taxable as long-term capital gain.

Payable date                                                         Per share
Dec. 20, 2004                                                         $0.00446
Total distributions                                                   $0.03318

--------------------------------------------------------------------------------
34 -- AXP LARGE CAP EQUITY FUND -- 2005 ANNUAL REPORT

Fund Expenses Example

(UNAUDITED)

As a shareholder of the Fund, you incur two types of costs: (1) transaction costs, including sales charges (loads) on purchase payments; and (2) ongoing costs, including management fees; distribution and service (12b-1) fees; and other Fund expenses. This example is intended to help you understand your ongoing costs (in dollars) of investing in the Fund and to compare these costs with the ongoing costs of investing in other mutual funds.

The example is based on an investment of $1,000 invested at the beginning of the period and held for the six months ended July 31, 2005.

Actual Expenses

The first line of the table provides information about actual account values and actual expenses. You may use the information in this line, together with the amount you invested, to estimate the expenses that you paid over the period. Simply divide your account value by $1,000 (for example, an $8,600 account value divided by $1,000 = 8.6), then multiply the result by the number in the first line under the heading titled "Expenses paid during the period" to estimate the expenses you paid on your account during this period.

Hypothetical Example for Comparison Purposes

The second line of the table provides information about hypothetical account values and hypothetical expenses based on the Fund's actual expense ratio and an assumed rate of return of 5% per year before expenses, which is not the Fund's actual return. The hypothetical account values and expenses may not be used to estimate the actual ending account balance or expenses you paid for the period. You may use this information to compare the ongoing costs of investing in the Fund and other funds. To do so, compare this 5% hypothetical example with the 5% hypothetical examples that appear in the shareholder reports of the other funds.

Please note that the expenses shown in the table are meant to highlight your ongoing costs only and do not reflect any transactional costs, such as sales charges (loads). Therefore, the second line of the table is useful in comparing ongoing costs only, and will not help you determine the relative total costs of owning different funds. In addition, if these transactional costs were included, your costs would have been higher.

--------------------------------------------------------------------------------
35 -- AXP LARGE CAP EQUITY FUND -- 2005 ANNUAL REPORT

                                                      Beginning            Ending              Expenses
                                                     account value      account value        paid during       Annualized
                                                     Feb. 1, 2005       July 31, 2005        the period(a)    expense ratio
Class A
     Actual(b)                                          $1,000            $1,058.30            $5.75(c)           1.14%(d)
     Hypothetical (5% return before expenses)           $1,000            $1,018.93            $5.64(c)           1.14%(d)
Class B
     Actual(b)                                          $1,000            $1,055.30            $9.63(c)           1.91%(d)
     Hypothetical (5% return before expenses)           $1,000            $1,015.15            $9.44(c)           1.91%(d)
Class C
     Actual(b)                                          $1,000            $1,055.20            $9.63(c)           1.91%(d)
     Hypothetical (5% return before expenses)           $1,000            $1,015.15            $9.44(c)           1.91%(d)
Class I
     Actual(b)                                          $1,000            $1,062.00            $3.44(c)            .68%(d)
     Hypothetical (5% return before expenses)           $1,000            $1,021.19            $3.37(c)            .68%(d)
Class Y
     Actual(b)                                          $1,000            $1,060.20            $4.70(c)            .93%(d)
     Hypothetical (5% return before expenses)           $1,000            $1,019.96            $4.61(c)            .93%(d)

(a) Expenses are equal to the Fund's annualized expense ratio as indicated above, multiplied by the average account value over the period, multiplied by 179/365 (to reflect the one-half year period).

(b) Based on the actual return for the six months ended July 31, 2005: +5.83% for Class A, +5.53% for Class B, +5.52% for Class C, +6.20% for Class I and +6.02% for Class Y.

(c) Pending final approval from the Fund's Board of Directors, it is expected that, effective Oct. 1, 2005, the fee schedule under the Administrative Services Agreement between Ameriprise Financial and the Fund will be revised. If the revised fee schedule under the Administrative Services Agreement had been in place for the entire six-month period ended July 31, 2005, the actual expenses paid would have been $5.80 for Class A, $9.68 for Class B, $9.68 for Class C, $3.49 for Class I and $4.75 for Class Y; the hypothetical expenses paid would have been $5.69 for Class A, $9.49 for Class B, $9.49 for Class C, $3.42 for Class I and $4.66 for Class Y.

(d) Previously, Ameriprise Financial had contractually agreed to reduce its management fee by 0.05% through July 31, 2005. The agreement expired on July 31, 2005 and will not be extended. The waiver of management fees is reflected in the expenses shown above.

--------------------------------------------------------------------------------
36 -- AXP LARGE CAP EQUITY FUND -- 2005 ANNUAL REPORT

Board Members and Officers

Shareholders elect a board that oversees the Fund's operations. The board appoints officers who are responsible for day-to-day business decisions based on policies set by the board.

The following is a list of the Fund's board members. Each member oversees 14 Master Trust portfolios and 90 American Express mutual funds. Board members serve until the next regular shareholders' meeting or until he or she reaches the mandatory retirement age established by the board.

Independent Board Members

Name, address, age                      Position held     Principal occupation   Other directorships
                                        with Fund and     during past five
                                        length of         years
                                        service
--------------------------------------- ----------------- ---------------------- --------------------------------
Arne H. Carlson                         Board member      Chair, Board
901 S. Marquette Ave.                   since 1999        Services Corporation
Minneapolis, MN 55402                                     (provides
Age 70                                                    administrative
                                                          services to boards).
                                                          Former Governor
                                                          of Minnesota
--------------------------------------- ----------------- ---------------------- --------------------------------
Philip J. Carroll, Jr.                  Board member      Retired Chairman and   Scottish Power PLC, Vulcan
901 S. Marquette Ave.                   since 2002        CEO, Fluor Corporation Materials Company, Inc.
Minneapolis, MN 55402                                     (engineering and       (construction
Age 67                                                    construction) since     materials/chemicals)
                                                          1998
--------------------------------------- ----------------- ---------------------- --------------------------------
Livio D. DeSimone*                      Board member      Retired Chair of the   Cargill, Incorporated
30 Seventh Street East                  since 2001        Board and              (commodity merchants and
Suite 3050 St. Paul, MN                                   Chief Executive        processors), General Mills,
55101-4901                                                Officer, Minnesota     Inc. (consumer foods), Vulcan
Age 71                                                    Mining and             Materials Company (construction
                                                          Manufacturing (3M)     materials/chemicals), Milliken &
                                                                                 Company (textiles and chemicals),
                                                                                 and Nexia Biotechnologies, Inc.
--------------------------------------- ----------------- ---------------------- --------------------------------
Patricia M. Flynn                       Board member      Trustee Professor of   BostonFed Bancorp, Inc.
901 S. Marquette Ave.                   since 2004        Economics and          (holding company) and its
Minneapolis, MN 55402                                     Management, Bentley    subsidiary Boston Federal
Age 54                                                    College since 2002;    Savings Bank
                                                          former Dean,
                                                          McCallum Graduate
                                                          School of Business,
                                                          Bentley College from
                                                          1999 to 2002
--------------------------------------- ----------------- ---------------------- --------------------------------
Anne P. Jones                           Board member      Attorney and
901 S. Marquette Ave.                   since 1985        Consultant
Minneapolis, MN 55402
Age 70
--------------------------------------- ----------------- ---------------------- --------------------------------
Stephen R. Lewis, Jr.                   Board member      Retired President      Valmont Industries, Inc.
901 S. Marquette Ave.                   since 2002        and Professor of       (manufactures irrigation
Minneapolis, MN 55402                                     Economics, Carleton    systems)
Age 66                                                    College
--------------------------------------- ----------------- ---------------------- --------------------------------

* Livio D. DeSimone retired as a member of the Board, effective Sept. 8, 2005.

--------------------------------------------------------------------------------
37 -- AXP LARGE CAP EQUITY FUND -- 2005 ANNUAL REPORT

Independent Board Members (continued)

Name, address, age                     Position held      Principal occupation   Other directorships
                                       with Fund and      during past five
                                       length of service  years
-------------------------------------- ------------------ ---------------------- --------------------------------
Catherine James Paglia                 Board member       Director, Enterprise   Strategic Distribution, Inc.
901 S. Marquette Ave.                  since 2004         Asset Management,      (transportation, distribution
Minneapolis, MN 55402                                     Inc. (private real     and logistics consultants)
Age 52                                                    estate and asset
                                                          management company)
                                                          since 1999
-------------------------------------- ------------------ ---------------------- --------------------------------
Alan K. Simpson                        Board member       Former three-term
1201 Sunshine Ave.                     since 1997         United States
Cody, WY 82414                                            Senator for Wyoming
Age 73
-------------------------------------- ------------------ ---------------------- --------------------------------
Alison Taunton-Rigby                   Board member       Founder and Chief      Hybridon, Inc. (biotechnology)
901 S. Marquette Ave.                  since 2002         Executive Officer,
Minneapolis, MN 55402                                     RiboNovix, Inc.
Age 61                                                    since 2004;
                                                          President, Forester
                                                          Biotech since 2000;
                                                          prior to that,
                                                          President and CEO,
                                                          Aquila
                                                          Biopharmaceuticals,
                                                          Inc.
-------------------------------------- ------------------ ---------------------- --------------------------------

Board Member Affiliated with Ameriprise Financial, Inc. (formerly AEFC)**

Name, address, age                     Position held      Principal occupation   Other directorships
                                       with Fund and      during past five
                                       length of service  years
-------------------------------------- ------------------ ---------------------- --------------------------------
William F. Truscott                    Board member       Senior Vice
53600 Ameriprise Financial Center      since 2001,        President - Chief
Minneapolis, MN 55474                  Vice President     Investment Officer
Age 44                                 since 2002         of Ameriprise
                                                          Financial, Inc. and
                                                          RiverSource
                                                          Investments, LLC
                                                          since 2001. Former
                                                          Chief Investment
                                                          Officer and Managing
                                                          Director, Zurich
                                                          Scudder Investments
-------------------------------------- ------------------ ---------------------- --------------------------------

** Interested person by reason of being an officer, director and/or employee of Ameriprise Financial, Inc. (formerly American Express Financial Corporation) or of RiverSource Investments, LLC, its wholly owned subsidiary.

--------------------------------------------------------------------------------
38 -- AXP LARGE CAP EQUITY FUND -- 2005 ANNUAL REPORT

The board has appointed officers who are responsible for day-to-day business decisions based on policies it has established. The officers serve at the pleasure of the board. In addition to Mr. Truscott, who is vice president, the Fund's other officers are:

Other Officers

Name, address, age                     Position held      Principal occupation   Other directorships
                                       with Fund and      during past five
                                       length of service  years
-------------------------------------- ------------------ ---------------------- --------------------------------
Jeffrey P. Fox                         Treasurer          Vice President -
105 Ameriprise Financial Center        since 2002         Investment
Minneapolis, MN 55474                                     Accounting,
Age 50                                                    Ameriprise
                                                          Financial, Inc.,
                                                          since 2002; Vice
                                                          President - Finance,
                                                          American Express
                                                          Company, 2000-2002;
                                                          Vice President -
                                                          Corporate
                                                          Controller,
                                                          Ameriprise
                                                          Financial, Inc.,
                                                          1996-2000
-------------------------------------- ------------------ ---------------------- --------------------------------
Paula R. Meyer                         President          Senior Vice President
596 Ameriprise Financial Center        since 2002         and General Manager -
Minneapolis, MN 55474                                     Mutual Funds,
Age 51                                                    Ameriprise
                                                          Financial, Inc.,
                                                          since 2002 and
                                                          Senior Vice
                                                          President,
                                                          RiverSource
                                                          Investments, LLC
                                                          since 2004; Vice
                                                          President and
                                                          Managing Director -
                                                          American Express
                                                          Funds, Ameriprise
                                                          Financial, Inc.,
                                                          2000-2002;
                                                          Vice President,
                                                          Ameriprise
                                                          Financial, Inc.,
                                                          1998-2000
-------------------------------------- ------------------ ---------------------- --------------------------------
Leslie L. Ogg                          Vice President,    President of Board
901 S. Marquette Ave.                  General Counsel,   Services Corporation
Minneapolis, MN 55402                  and Secretary
Age 66                                 since 1978
-------------------------------------- ------------------ ---------------------- --------------------------------
Beth E. Weimer                         Chief Compliance   Vice President and
172 Ameriprise Financial Center        Officer since      Chief Compliance
Minneapolis, MN 55474                  2004               Officer, Ameriprise
Age 52                                                    Financial, Inc.,
                                                          since 2001 and Chief
                                                          Compliance Officer,
                                                          RiverSource
                                                          Investments, LLC
                                                          since 2005; Vice
                                                          President and
                                                          Chief Compliance
                                                          Officer, Ameriprise
                                                          Financial Services,
                                                          Inc. (formerly
                                                          American Express
                                                          Financial Advisors),
                                                          2001-2005; Partner,
                                                          Arthur Andersen
                                                          Regulatory Risk
                                                          Services, 1998-2001
-------------------------------------- ------------------ ---------------------- --------------------------------

The SAI has additional information about the Fund's directors and is available, without charge, upon request by calling (800) 862-7919.

--------------------------------------------------------------------------------
39 -- AXP LARGE CAP EQUITY FUND -- 2005 ANNUAL REPORT

Approval of Investment Management Services Agreement

Ameriprise Financial, Inc. (formerly American Express Financial Corporation or
AEFC) (the investment manager) is a wholly-owned subsidiary of American Express Company. Under an Investment Management Services Agreement (the Agreement), the investment manager provides investment advice and other services to the Fund. Throughout the year, the Funds' Board of Directors and the Board's Investment Review Committee monitor these services.

Each year the Board determines whether to continue the Agreement by evaluating the quality and level of service received and the costs associated with those services. The investment manager prepares detailed reports for the Board and its Contracts Committee in March and April and provides data prepared by independent organizations to assist the Board in making this determination. The Board gives considerable weight to the work, deliberations and conclusions of the Contracts and Investment Review Committees in determining whether to continue the Agreement.

On February 1, 2005, American Express Company announced its intention to pursue a spin-off of AEFC by distributing shares of the common stock of AEFC to shareholders of American Express Company. At a meeting held in person on April 14, 2005, the Board, including a majority of the independent members, approved the continuation of the Agreement for an interim period, not to exceed one year, ending on the later of (i) the effective date of the spin-off or (ii) the approval by the Fund's shareholders of a new investment management services agreement with the investment manager (the Interim Period). The spin-off will not result in an "assignment" of the Agreement under the Investment Company Act of 1940 and, therefore, will not cause the termination of the Agreement according to its terms. In connection with the spin-off the investment manager has proposed that going forward, services under the Agreement be provided by an affiliate, RiverSource Investments, LLC (RiverSource). Independent counsel advised the Board that it would be prudent, in connection with the spin-off, to consider a new agreement with RiverSource and to seek shareholder approval of that agreement as soon as practical thereafter.

Investment performance is a major factor in the evaluation process, and the Board reviewed the Fund's performance over a range of different periods by comparing its performance to relevant Lipper and broader market indices. The Board considered that over time the Fund's investment performance should be above median for a peer group of funds with similar investment goals and noted that although the Fund's investment performance in 2004 was below median, it was consistent with the management style of the Fund in light of market conditions in 2004.

The Board noted that, in addition to portfolio management and investment research, the investment manager provides portfolio trading, daily net asset value calculation, management of cash flow, product development, administration of its compliance and legal departments, access to distribution, accounting and recordkeeping, and reporting to the Board and shareholders. To evaluate these services, the Board referred to surveys and benchmarks established by commercial providers, trade associations and the investment manager's internal processes. The Board concluded that the services provided were consistent with services provided by investment managers to comparable mutual funds.

--------------------------------------------------------------------------------
40 -- AXP LARGE CAP EQUITY FUND -- 2005 ANNUAL REPORT

The Board also evaluated the price paid for the services provided by the investment manager, noting the existence of a pricing philosophy, established by the Board and the investment manager, that seeks to maintain total Fund expenses within a range of the median expenses charged to comparable funds sold through financial advisors. The Board considered detailed information set forth in an annual report on fees and expenses, including, among other things, data showing a comparison of the Fund's expenses with median expenses paid by funds in its comparison group and data showing the Fund's contribution to the investment manager's profitability. The Board determined that the total expense ratio of the Fund is below median of its comparison group.

The Board considered the economies of scale that might be realized by the investment manager as the Fund grew and took note of the extent to which Fund shareholders also might benefit from such growth. The Board considered that the Agreement provided for lower fees as assets increase at pre-established breakpoints and concluded that the Agreement satisfactorily provided for sharing these economies of scale.

The Board took into account the Contracts Committee's discussion comparing the fees the investment manager charges to the Fund with those it charges to institutional clients, noting that the relatively higher fees paid by the Fund were principally attributable to the additional services required to manage a regulated mutual fund, like the Fund, and the operation of a large mutual fund family. The Board also considered the profitability realized by the investment manager and its affiliates from its relationship with the Fund. The Board took into account the services acquired by the investment manager through the use of commission dollars paid by the Fund on portfolio transactions. The Board concluded that the investment manager's overall costs and profitability were appropriate, although profitability may be too low on an ongoing basis.

The Board noted that the fees paid by the Fund should permit the investment manager to offer competitive compensation to its personnel, make necessary investments in its business and earn an appropriate profit. Based on the foregoing, the Board concluded that the fees paid to the investment manager under the Agreement were fair and reasonable and determined to approve renewal of the Agreement for the Interim Period.

Proxy Voting

The policy of the Board is to vote all proxies of the companies in which the Fund holds investments. The procedures are stated in the Statement of Additional Information (SAI). You may obtain a copy of the SAI without charge by calling
(800) 862-7919; by looking at the website www.riversource.com/investments; or by searching the website of the Securities and Exchange Commission (SEC) at www.sec.gov. Information regarding how the Fund voted proxies relating to portfolio securities during the most recent 12-month period ended June 30 is available without charge by calling the Fund's administrator, Board Services Corporation, collect at (612) 330-9283; through the investment manager's website, www.riversource.com/investments; or by searching the website of the SEC at www.sec.gov.

--------------------------------------------------------------------------------
41 -- AXP LARGE CAP EQUITY FUND -- 2005 ANNUAL REPORT

American Express Funds
70100 Ameriprise Financial Center
Minneapolis, MN 55474

This report must be accompanied or preceded by the Fund's current prospectus. Distributed by Ameriprise Financial Services, Inc. (formerly known as American Express Financial Advisors Inc.). Member NASD.